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                                                                      EXHIBIT 15

                          Letter of Ernst & Young LLP
        re Unaudited Condensed Consolidated Interim Financial Statements


The Board of Directors
Oxford Health Plans, Inc.
Trumbull, Connecticut

We are aware of the incorporation by reference in the Oxford Health Plans, Inc. registration statements on Form S-8 (Nos. 33-49738, 33-70908, 33-94242, 333-988,
333-28109, 333-35693, 333-79063 and 333-33226) of our report dated April 26,
2000, relating to the unaudited condensed consolidated interim financial statements of Oxford Health Plans, Inc. included in its Form 10-Q for the quarter ended March 31, 2000.


                                                               Ernst & Young LLP

New York, New York
April 26, 2000